Exhibit 99.1

NuVasive, Inc.

DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

(continued)

NuVasive, Inc. Deferred Compensation Plan

SECTION 1

Purpose of Plan; Effective Date

1.1.

Establishment and Purpose of Plan. NuVasive, Inc., a Delaware corporation, (the “Company”) hereby adopts and establishes this NuVasive, Inc. Deferred Compensation Plan in order to permit the deferral of portions of the Base Salary, Retainer and any Bonus to which an electing Participant becomes entitled, and to credit or debit the deferred amount with investment gain or loss prior to distribution. The Plan constitutes an unfunded deferred compensation plan for a select group of management or highly compensated individuals retained by Company and its Affiliates.

1.2.	Effective Date. The Plan is effective January 1, 2016 (the “Effective Date”).

SECTION 2

Defined Terms; Construction

2.1.	Definitions. The following terms used in this Plan have the meanings set forth below:

(a)	“Account” means the aggregation of a Participant’s Service Year Accounts.

(b)

“Affiliate” means a person or entity that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company as determined by the Compensation Committee; provided, however, that in determining whether an individual has incurred a separation from service, an Affiliate shall include those entities that with the Company constitute the “Service Recipient” within the meaning of Treas. Reg. §1.409A-1(g).

(c)	“Base Salary” means the annual rate of base compensation payable by the Employer to or for the benefit of the Participant for services rendered as an employee.

(d)	“Beneficiary” means the person or persons designated pursuant to Section 6.8 hereof to receive benefits after the death of a Participant.

(e)	“Board” means the Board of Directors of the Company.

(f)

“Bonus” means the amount of the annual cash bonus, if any, payable by the Employer to a Participant (as determined before reduction for the deferred portion of such bonus under this Plan), and, to the extent specified by the Compensation Committee, any other amount payable in cash pursuant to the NuVasive, Inc. 2014 Executive Incentive Compensation Plan and/or the amount of any Performance Unit or other amount payable in cash pursuant to the 2014 Equity Incentive Plan of NuVasive, Inc.

(g)	“Claimant” has the meaning set forth in Section 10.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)	“Company” is defined in Section 1.1.

(j)	“Company Contribution” means the amount, if any, that is credited to a Participant’s Account pursuant to Section 4.5.

(k)	“Compensation Committee” means the Compensation Committee of the Board.

(l)	“Deferral” means the portion of a Participant’s Base Salary, Retainer or Bonus that is deferred under Section 4 and a Participant’s Company Contributions, if any.

(m)	“Deferral Election” means a Participant’s election under Section 4.1 or Section 4.2 to defer a portion of his or her Base Salary, Retainer and/or Bonus, as applicable.

(n)	“Director” means a member of the Board.

(o)

“Disabled or Disability” means that a Participant is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Affiliates; or (iii) determined to be totally disabled by the Social Security Administration.

(p)	“Effective Date” is defined in Section 1.2.

(q)	“Election Deadline” is defined for purposes of Base Salary and Retainers as the date determined under Section 4.1(b) and for purposes of Bonus Deferrals as the date determined under Section 4.2(b).

(r)

“Eligibility Date” means the date an individual first becomes an Eligible Employee or Eligible Director and is selected for Plan participation or otherwise meets the eligibility criteria for Plan participation.

(s)

“Eligible Employee” means an Employee who is classified by the Company as an Employee in Job Band 11 or above at the beginning of the relevant Service Year. A newly hired Employee who is classified as an Employee in Job Band 11 upon hire and an Employee who is classified as an Employee in Job Band 11 due to a promotion shall become an Eligible Employee on the first day of the calendar month coinciding with or next following his or her hire date or promotion, as applicable. An employee who is a participant in the Plan as an Eligible Employee shall remain an Eligible Employee (and shall not incur a Separation of Service) during an approved sabbatical or leave of absence not exceeding six months.

(t)	“Eligible Director” means a current member of the Board or a newly elected member of the Board.

(u)

“Employee” means a person classified by an Employer as a common law employee-employer relationship; provided, however, that an “Employee” shall not include an individual who is not on an Employer’s payroll or whom the Employer classifies as an independent contractor (irrespective of whether a court, a governmental agency, or the Employer subsequently reclassifies such individual as an employee).

(v)	“Employer” means the Company, any other Affiliate that is designated by the Compensation Committee as a participating employer in the Plan, and any successor to any of the foregoing.

(w)	“Participant” means a current or former Eligible Employee or Director who has made a Deferral Election and whose Account has not yet been distributed in full.

(x)	“Payment Election” means an election pursuant to Section 6.1(a).

(y)	“Plan” means this NuVasive, Inc. Deferred Compensation Plan, as amended from time to time.

(z)	“Plan Committee” means the 401(k) Plan Retirement Committee. A Plan Committee Member shall recuse himself or herself from any decision dealing specifically with such individual’s Account.

(aa)	“Retainer” means the annual cash fees for services payable to a member of the Board.

(bb)	“Section 409A” means Section 409A of the Code, as interpreted by regulations and other guidance promulgated thereunder.

(cc)	“Separation from Service” means a separation from service with the Company and its Affiliates within the meaning of Section 409A.

(dd)	“Service Year” means the 12-month period beginning January 1 and ending December 31 unless otherwise determined by the Plan Committee.

(ee)

“Service Year Account” means an account or subaccount established pursuant to Section 5.1 and includes any Service Year Base Salary Account, Service Year Retainer Account, Service Year Bonus Account or Service Year Company Contribution Account.

(ff)

Specified Employee” means an Employee who meets the requirements for key employee treatment under Section 416(i)(l)(A)(i), (ii) or (iii) of the Code (applied in accordance with the regulations thereunder and without regard to Section 416(i)(5) of the Code) at any time during the twelve month period ending on December 31 of each year (the “identification date”) unless the Company establishes different rules for determining Specified Employees for all Plans of the Company and its Affiliates that are subject to Section 409A. Unless otherwise determined by the Company, the default rules under the regulations of Section 409A shall apply, and if the person is a key employee as of any identification date, the person is treated as a Specified Employee for the twelve-month period beginning on the first day of the fourth month following the identification date.

(gg)

“Unforeseeable Emergency” means a Participant’s severe financial hardship resulting from an illness or accident of the Participant or his or her spouse or dependent (as defined in Section 152(a) of the Code), loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance), or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control. Circumstances that may constitute an Unforeseeable Emergency include the imminent foreclosure of or eviction from the Participant’s primary residence; the need to pay for medical expenses, including nonrefundable deductibles, as well as for the costs of prescription drug medication; and the need to pay for the funeral expenses of a spouse or a dependent (as defined in Section 152(a) of the Code). The purchase of a home and the payment of college tuition generally are not Unforeseeable Emergencies. Whether the Participant is faced with an Unforeseeable Emergency permitting an emergency withdrawal shall be determined by the Plan Committee in its sole discretion, based on the relevant facts and circumstances and applying regulations and other guidance under Section 409A.

(hh)

“Valuation Date” means (i) each December 31, (ii) any other day upon which the Plan Committee makes or authorizes a valuation of the Account, and (iii) unless otherwise determined by the Plan Committee, when a distribution is made from a Participant’s Service Year Account for a particular Service Year, the most recent month end date or any more recent date established by the Plan Committee, except for distributions made in February, in which case the prior December 31 shall be the Valuation Date unless otherwise determined by the Plan Committee.

2.2.	Number and Gender. Where appearing in this Plan the singular shall include the plural and the masculine shall include the feminine, and vice versa, unless the context clearly indicates otherwise.

2.3.	Headings. The headings and subheadings in this Plan are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

SECTION 3

Eligibility and Participation

3.1.

Eligibility. Each Eligible Employee as of the beginning of a Service Year may participate in the Plan for such Service Year by making a Deferral Election on or before the applicable Election Deadline. Any Eligible Director may participate in the Plan for a Service Year by making a Deferral Election on or before the applicable Election Deadline.

SECTION 4

Deferrals

4.1.	Base Salary and/or Retainer Deferral Election.

(a)

An Eligible Employee may elect to defer a portion of his or her Base Salary for any Service Year subject to such rules as the Company or the Plan Committee may prescribe from time to time; provided, however, that (i) the Deferral of Base Salary for the Service Year shall in no event exceed 75% of Base Salary, and (ii) if the elected Deferral of a Participant’s Base Salary would result in a Deferral of less than $2,500, then no portion of the Participant’s Base Salary for that Service Year shall be deferred. An Eligible Director may elect to defer all or a portion of his or her Retainer for any Service Year subject to such rules as the Company or the Plan Committee may prescribe from time to time.

(b)

The Participant’s Deferral Election for a Service Year shall be made by filing a Deferral Election on or before the date (the “Election Deadline”) that is the latest of the following: (i) November 30 of the calendar year immediately preceding the Service Year, or (ii) for an individual who first becomes an Eligible Employee or Eligible Director after January 1 of a Service Year and before September 30 of a Service Year, the date that is 30 days after the Participant’s Eligibility Date, provided that such election shall apply only to Base Salary or Retainer amounts paid for services to be rendered after the date of such election.

4.2.	Bonus Deferral Election.

(a)

A Participant may elect to defer a portion of his or her Bonus; provided, however, that (i) the Deferral of Bonus shall in no event exceed 100% of such Bonus reduced by any taxes applicable to such Bonus notwithstanding such deferral, and (ii) if the elected Bonus Deferral would result in a Deferral of less than $2,500, then no portion of the Participant’s Bonus for that Service Year shall be deferred.

(b)

The Participant’s Bonus Deferral Election shall be made by filing a Deferral Election on or before the date (the “Election Deadline”) that is (i) November 30 of the calendar year immediately preceding the Service Year with respect to any annual bonus, and (ii) the date specified by the Compensation Committee consistent with Section 409A with respect to any other amount payable in cash pursuant to the NuVasive, Inc. 2014 Executive Incentive Compensation Plan and/or the amount of any Performance Unit or other amount payable in cash pursuant to the 2014 Equity Incentive Plan of NuVasive, Inc.

4.3.	Effect of Election.

(a)	A Deferral Election shall apply only to the Service Year or other period for which it is made and shall be irrevocable except to the extent otherwise provided in Section 4.4.

(b)

The Participant’s Base Salary Deferral Election shall be credited to his or her Service Year Base Salary Account as provided in Section 5.1, and shall constitute a reduction in the Participant’s Base Salary that is otherwise paid in cash during the Service Year.

(c)

The Participant’s Retainer Deferral Election shall be credited to his or her Service Year Retainer Account as provided in Section 5.1 and shall constitute a redirection in the Participant’s Retainer that is otherwise paid in cash during the Service Year.

(d)

If the Participant becomes entitled to a Bonus for a Service Year or other period, the deferred portion of such Bonus, as determined by the Participant’s Bonus Deferral Election, shall be credited to his or her Service Year Bonus Account as provided is Section 5.1, and shall constitute a reduction in the portion of the Participant’s Bonus that is otherwise paid in cash with respect to the Service Year.

4.4.

Unforeseeable Emergencies. In the event of a Participant’s Unforeseeable Emergency on account of which the Participant receives a withdrawal pursuant to Section 6.6, any Deferral Elections then in effect with respect to the Participant shall be canceled.

4.5

Company Contributions. At the discretion of the Compensation Committee, the Company shall credit a Participant’s Account for a Service Year with such amount of Company Contributions as may be established by the Compensation Committee for such Service Year. Company Contributions, if any, shall be in such amounts and subject to such conditions as the Compensation Committee may establish in its sole discretion. To the extent that any Company Contributions are subject to vesting conditions, a Participant shall have no right to any Company Contributions credited to his or her Account until and unless such vesting conditions are satisfied, and any unvested Company Contributions credited to his or her Account shall be forfeited upon Separation from Service.

SECTION 5

Accounts

5.1.

Crediting of Deferrals. The Company shall establish for each Participant one or more book entry accounts (each a “Service Year Account”) with respect to each Service Year or other period for which a Deferral is made or credited, and shall credit to such Service Year Account the amount of each Deferral. In the case of multiple types of deferrals for a Service Year, the Service Year Account may further be divided based upon a Participant’s type of Deferral for the Service Year into a Service Year Base Salary Account, a Service Year Retainer Account, Service Year Bonus Account, and/or Service Year Company Contribution, as applicable.

5.2.

Investment of Accounts. The Plan Committee may establish one or more investment funds for the purpose of allowing Participant’s to direct a hypothetical investment of the Participant’s Service Year Accounts in accordance with rules established by the Plan Committee.

(a)

Investment Elections. A Participant’s Service Year Account may be invested pursuant to the terms of this Section 5 through the use of a valid Investment Election. The Investment Election authorizes the hypothetical investment of a Participant’s Service Year Accounts in one or more investment offerings including but not limited to mutual fund investments. The Plan Committee may authorize changes in the Investment Election in accordance with such rules as it determines appropriate and may limit the Investment Election by the Deferral type and/or the Service Year in its discretion. The Plan Committee may (i) limit the frequency of changes to Investment Elections at any time in its sole discretion, (ii) establish investments through the use of third party administrators or record keepers, and (iii) modify or alter investment rules at any time.

(b)

Investment Gains and Losses. As of each Valuation Date, the balance in a Participant’s Service Year Account shall be increased or decreased by the gain or loss experienced pursuant to the hypothetical investment of the Participant’s Service Year Account over the period beginning on the immediately preceding Valuation Date (or, if later, the date the Service Year Account was established) and ending on the Valuation Date. For the avoidance of doubt, gain and/or loss shall be determined by taking into account distributions as well as changes to any Investment Election in accordance with rules established by the Plan Committee.

5.3.	Distributions. The balance in a Participant’s Service Year Account shall be reduced by the amount of any distributions from such account.

SECTION 6

Distributions from Account

6.1.	Participant’s Payment Election.

(a)

As part of a Participant’s Deferral Election for a Service Year, the Participant shall specify that the Service Year Account to which the Deferral Election relates shall (except as otherwise provided in this Section 6) be distributed in a lump sum or in up to 10 installments at or starting from the date at least 2 years following such Service Year; provided, however, that if the Participant’s Separation from Service, death or Disability occurs before the distribution date elected by the Participant, then the balance in such Service Year Account shall be distributed within 45 days after the Participant’s Separation from Service, death or Disability, other than in the case of a Separation from Service, death or Disability that occurs in January or February, in which event, the distribution will occur during such year and promptly after completion of any Plan audit for the prior year.

(b)

A Participant’s Payment Election shall apply only to the Service Year Account for which it is made. Failure to provide a valid Payment Election for a Service Year Account to the Plan Committee shall result in payment in a lump sum within 45 days following the earliest of a Participant’s death, Disability or Separation from Service.

(c)	Except as otherwise provided in this Section 6, the balance in a Participant’s Service Year Account shall be paid in a lump-sum cash payment in accordance with the Participant’s Payment Election.

6.2.	Irrevocability. Except as otherwise provided in this Section 6, a Participant’s Payment Election shall be irrevocable.

6.3.

De Minimus Amounts. Notwithstanding any Payment Election by a Participant, if the balance of a Participant’s Account for a Service Year equals less than $5,000 on the payment date with respect to such Account, the Account will be distributed in a single lump sum payment on or before the later of (i) December 31 of the calendar year that includes the payment date or (ii) the date that is 2-1/2 months after the applicable payment date. In addition, the Plan Committee may distribute the entire balance of the Participant’s Account to the extent such balance does not exceed the Code Section 402(g)(1)(B) limit for the year of distribution and such distribution would result in the termination of the Participant’s entire interest in the Plan.

6.4.

Further Deferrals. With the consent of the Plan Committee, and in accordance with Plan rules, a Participant may delay or change the method of payment of the Participant’s Account for a Service Year subject to the following requirements:

(a)	the new election shall not become effective until 12 months following the date the new election is filed;

(b)

if the new election relates to an event other than death or Disability, the election must provide for a deferral of the payment for a period of at least 5 years from the date the payment would otherwise have been made; and

(c)

with respect to any payment date based upon the attainment of a specified age or the payment upon a specified date, the new election must be made at least 12 months prior to the date of the first scheduled payment with respect to such Service Year Account.

A payment for purposes of this Section 6.4 is each separately identified amount to which the Participant is entitled under the Plan; provided, that entitlement to a series of installment payments will be treated as a single payment.

6.5.

Acceleration Prohibited. The acceleration of the time or schedule of any payment due under the Plan is prohibited except as expressly provided in Section 409A (e.g. domestic relations orders and employment taxes).

6.6.

Unforeseeable Emergency. In the event of a Participant’s Unforeseeable Emergency, such Participant may request an emergency withdrawal from his or her Account. Any such request shall be subject to the approval of the Plan Committee in its sole discretion, which approval shall not be granted to the extent that such need may be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). If such withdrawal is approved by the Plan Committee, a Participant may withdraw all or a portion of his or her Account due to an Unforeseeable Emergency; provided, however, that the withdrawal shall not exceed the amount reasonably needed to satisfy the need created by the Unforeseeable Emergency.

6.7.

Specified Employees. To the extent a Participant’s Account would be distributed as a result of a Separation from Service during a period in which the Participant is designated as a Specified Employee and the special rule under Code Section 409A(a)(2)(B) applies to the Participant’s Account, any payment arising as a result of a Separation from Service shall be delayed for a period of 6 months from the date of such Separation from Service and paid on the first business day following the expiration of such 6 month period. This provision supersedes but does not invalidate a Participant’s Payment Election.

6.8.

Designation of Beneficiary. Any amounts payable under the Plan after the Participant’s death shall be paid to his or her Beneficiary. The Participant’s Beneficiary shall be the person or persons so designated by the Participant in a written instrument submitted to the Plan Committee. The Plan Committee’s determination of the person eligible to receive the Account of a deceased Participant, if made in good faith, shall be final and binding on all parties. If a Participant fails to properly designate a Beneficiary or if the Beneficiary predeceases the Participant, the Beneficiary shall be the Participant’s estate.

6.9.

Domestic Relations Orders. If any judgment, decree or order (including approval of a property settlement agreement) which (i) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and (ii) is made pursuant to a state or foreign domestic relations law (including a community property law) directs assignment of a portion of a Participant’s Account to a spouse, former spouse, child, or other dependent of a Participant, such amount may be paid in a lump-sum cash payment at the request of the person to whom assignment is directed to be made as soon as administratively possible after the Plan Committee’s receipt of the signed order, as long as the order (or a written direction to the Plan Committee of how to interpret the order, signed by the Participant and the person to whom the order directs assignment) clearly specifies the amount of the Account assigned and the timing of payment to the person to whom the assignment is made.

SECTION 7

Administration

7.1.	In General. The Plan shall be administered by the Plan Committee.

7.2.

Powers and Authority. In addition to other powers specifically set forth herein, the Plan Committee shall have all power and authority necessary or convenient for the administration of this Plan, including without limitation the authority to:

(a)	construe and interpret the Plan and resolve any inconsistency or ambiguity with respect to any of its terms;

(b)	decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

(c)

prescribe rules and procedures to be followed by Participants or Beneficiaries in making any election establishing or changing any Investment Election, or taking any action provided for herein, which rules and procedures may alter any provision of the Plan that is administrative or ministerial in nature without the necessity for an amendment;

(d)	maintain all the necessary records for the administration of the Plan;

(e)	determine investment gains and losses to be credited or debited to a Service Year Account;

(f)	delegate any of its duties or powers under the Plan to any other person acting under its supervision; and

(g)	do all other acts which the Plan Committee deems necessary or proper to accomplish and implement its responsibilities under the Plan.

Any rule or procedure adopted by the Plan Committee, or any decision, ruling or determination made by the Plan Committee, in good faith shall be final, binding and conclusive on the Company, its Affiliates, Participants, Beneficiaries, and all persons claiming through them. Neither the provisions of this Plan nor any action taken by the Company or the Plan Committee pursuant to the provisions of this Plan shall be deemed to create any trust, express or implied, or any fiduciary relationship between or among the Company, the Plan Committee or any member thereof, and any Participant, Employee, former Employee, Director or Beneficiary thereof. None of the Plan Committee, the Company, the Company’s officers, agents and representatives shall be liable for any act or omission in connection with the administration of the Plan unless resulting from the willful misconduct of such person.

SECTION 8

Amendments and Termination

8.1.

Amendments. The Company reserves the right to amend the Plan from time to time by action of the Compensation Committee; provided, however, that no amendment shall materially and adversely affect a Participant, reduce the balance in any Participant’s Account, or materially and adversely affect the Participant’s rights with respect to such Account, without the Participant’s written consent.

8.2.

Termination. The Company may terminate this Plan at any time by action of the Compensation Committee. Upon termination, payment of each Participant’s then current Account shall be made in such manner as the Compensation Committee shall determine consistent with the requirements of Section 409A of the Code.

SECTION 9

Miscellaneous

9.1.

Unfunded Plan. This Plan is unfunded. The Plan shall not be construed as conferring on a Participant any right, title, interest, or claim in or to any specific asset, reserve, account, or property or any kind possessed by the Company or an Employer. To the extent that a Participant or any other person acquires a right to receive payments from the Company or an Employer, such right shall be no greater than the right of an unsecured general creditor.

9.2.

Grantor Trust. The Company may establish a grantor trust in accordance with Rev. Proc. 92-64, 1992-2 C.B. 422, and subsequent guidance for the purpose of allocating funds for the payment of Plan benefits. This provision does not alter Section 9.1 and the Company shall retain full discretion regarding the establishment and operation of any trust established pursuant to this Section 9.2.

9.3.	Agents. The Plan Committee may employ agents and provide for such clerical, legal, actuarial, accounting, advisory or other services as it deems necessary to perform its duties under this Plan.

9.4.

Incapacity. If the Plan Committee receives evidence satisfactory to it that a Participant or any Beneficiary entitled to receive any benefit under the Plan is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Participant or Beneficiary and that no guardian, committee or other representative of the estate of the Participant or Beneficiary shall have been duly appointed, the Plan Committee may make payment of such benefit otherwise payable to the Participant or Beneficiary to such other person or institution, including a custodian under a Uniform Transfers to Minors Act or corresponding legislation (who shall be an adult, a guardian of the minor, a trust company or a duly appointed institution or entity), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

9.5.

Statement of Account. The Plan Committee shall furnish each Participant promptly after completion of the Company’s annual audit with a statement setting forth the year-end value of such Participant’s Service Year Accounts and all credits to and payments from such Service Year Accounts since the last statement of account.

9.6.	Governing Law. This Plan shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

9.7.

No Guarantee of Status; No Rights as Shareholder. Nothing contained in this Plan shall be construed as a contract of employment or a guarantee of the right of a Participant to be, or remain as, an Employee. Nothing in this Plan shall be interpreted or construed as giving any person any rights as a shareholder of the Company or any right to become a shareholder of the Company

9.8.

Counsel. The Plan Committee may consult with legal counsel with respect to the meaning or construction of this Plan, its obligations or duties hereunder, or any action or proceeding or any question of law, and it shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of legal counsel.

9.9.

Interests Not Transferable. Except as provided in Section 6, Participant’s or Beneficiary’s interest in the Account may not be anticipated, sold, encumbered, pledged, mortgaged, charged, transferred, alienated, assigned nor become subject to execution, garnishment or attachment and any attempt to do so by any person shall be deemed null and void; the Plan Committee shall not recognize the rights of any party under this Plan except those of the Participant or his Beneficiary; provided that this Section 9.9 shall not preclude the Company from offsetting any amount payable to a Participant hereunder by any amount owed by such Participant to the Employer, but only to the extent such offset would not result in a violation of Section 409A.

9.10.

Entire Agreement. This Plan together with any valid election forms contain the entire understanding between the Company and the Participants with respect to the payment of nonqualified deferred compensation by the Company to the Participants.

9.11.

Successors and Assigns. This Plan shall be binding upon, and shall inure to the benefit of, the Company and its successors and assigns and to the Participants and Beneficiaries and their heirs, executors, administrators and personal representatives.

9.12.

Severability. In the event any one or more provisions of this Plan are held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

9.13.

Set off. The Employer may at any time offset a Participant’s Account by an amount of up to $5,000 to collect the amount of any loan, cash advance, extension of other credit or other obligation of the Participant to the Employer that is then due and payable in accordance with the requirements of Section 409A of the Code.

9.14.

Notices. Each Participant and each Beneficiary shall be responsible for furnishing the Plan Committee or its designee with his current address for the mailing of notices and benefit payments. Any notice required or permitted to be given to such Participant or Beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant or Beneficiary furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication.

9.15.

Lost Distributees. A benefit shall be deemed forfeited if the Plan Committee is unable to locate the Participant or Beneficiary to whom payment is due by the fifth anniversary of the date payment is to be made or commence; provided, that no investment rate of return shall be applied to the Participant’s Account following the first anniversary of such date; provided further, however, that such Account shall be reinstated if a valid claim is made by or on behalf of the Participant or Beneficiary for all or part of the forfeited Account.

9.16.

Reliance on Data. The Employer and the Plan Committee shall have the right to rely on any data provided by the Participant or by any Beneficiary. Representations of such data shall be binding upon any party seeking to claim a benefit through a Participant, and the Employer and the Plan Committee shall have no obligation to inquire into the accuracy of any representation made at any time by a Participant or Beneficiary.

9.17.

Taxes. The Employer or other payor may withhold a benefit payment under the Plan or a Participant’s wages, or the Employer may reduce a Participant’s Account balance, in order to meet any federal, state, or local or employment tax withholding obligations with respect to Plan benefits, as permitted under Section 409A of the Code. The Employer or other payor shall report Plan payments and other Plan-related information to the appropriate governmental agencies as required under applicable laws.

9.18.	Section 409A. This Plan is intended to comply with Section 409A of the Code, and shall be administered and interpreted in accordance with such intent.

SECTION 10

Claims Procedures

10.1.

Filing a Claim. Any Participant or other person claiming an interest in the Plan (the “Claimant”) may file a claim in writing with the Plan Committee. The Plan Committee shall review the claim itself or appoint an individual or entity to review the claim.

10.2.

Claim Decision. The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is approved or denied, unless the Plan Committee determines that special circumstances beyond the control of the Plan require an extension of time, in which case the Plan Committee may have up to an additional ninety (90) days to process the claim. If the Plan Committee determines that an extension of time for processing is required, the Plan Committee shall furnish written or electronic notice of the extension to the Claimant before the end of the initial ninety (90) day period. Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Plan Committee expects to render its decision.

10.3.	Notice of Denial. If the Plan Committee denies the claim, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:

(a)	The specific reason(s) for the denial;

(b)	Specific reference to the pertinent Plan provisions on which such denial is based;

(c)	A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary;

(d)

A description of the Plan’s appeal procedures and the time limits applicable to such procedures, including, if applicable, a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim on appeal; and

(e)	If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.

10.4.

Appeal Procedures. A request for appeal of a denied claim must be made in writing to the Plan Committee within sixty (60) days after receiving notice of denial. The decision on appeal will be made within sixty (60) days after the Plan Committee’s receipt of a request for appeal, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for appeal. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision. The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Plan Committee. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

10.5.	Notice of Decision on Appeal. If the Plan Committee denies the appeal, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:

(a)	The specific reason(s) for the denial;

(b)	Specific references to the pertinent Plan provisions on which such denial is based;

(c)	A statement that the Claimant may receive on request all relevant records at no charge;

(d)	A description of the Plan’s voluntary procedures and deadlines, if any;

(e)	A statement of the Claimant’s right to sue under Section 502(a) of ERISA, if applicable; and

(f)	If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.

10.6.

Claims Procedures Mandatory. The internal claims procedures set forth in this Section 10 are mandatory. If a Claimant fails to follow these claims procedures, or to timely file a request for appeal in accordance with this Section 10, the denial of the Claim shall become final and binding on all persons for all purposes.

IN WITNESS WHEREOF, the Secretary of the Company has caused this Plan to be executed by its duly authorized manager this 5th day of August, 2015.

NuVasive, Inc.

By: /s/ Jason M. Hannon